Registration No. 333-213393

As filed with the Securities and Exchange Commission on October 20, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment 1

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

Battlers Corp.

(Exact name of registrant as specified in its charter)

Nevada	7812
(State or Other Jurisdiction of	Primary Standard Industrial
Incorporation or Organization)	Classification Code Number
38-3990249
IRS Employer
Identification Number

Battlers Corp.

No.1 Street, Sophora Court,

1/27, Larnaka, Cyprus, 6021

Tel. 302111983153

Email: company@battlerscorp.com

(Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer: -

Accelerated filer: -

Non-accelerated filer: -              (Do not check if a smaller reporting company)

Smaller reporting company: X

Securities to be Registered	Amount to be Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price	Registration Fee
Common Stock:	4,000,000	$0.02	$80,000	$8.07*

*- Previously paid

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Battlers Corp.

4,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of Battlers Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President Stepan Feodosiadi, will attempt to sell the shares. We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have hard assets and real business operations.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Battlers Corp. is a recently organized company and as of the day of this filing we have been involved primarily in organizational activities. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Battlers Corp., which includes a statement expressing a substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGE 8 THROUGH 14 BEFORE BUYING ANY SHARES OF BATTLERS CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED OCTOBER 20, 2016

5. PROSPECTUS SUMMARY
8. RISK FACTORS
14. FORWARD-LOOKING STATEMENTS
14. USE OF PROCEEDS
15. DETERMINATION OF OFFERING PRICE
15. DILUTION
16. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS
21. DESCRIPTION OF BUSINESS
24. LEGAL PROCEEDINGS
24. DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS
25. EXECUTIVE COMPENSATION
26. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
26. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
27. PLAN OF DISTRIBUTION
29. DESCRIPTION OF SECURITIES
30. INDEMNIFICATION
30. INTERESTS OF NAMED EXPERTS AND COUNSEL
30. EXPERTS
31. AVAILABLE INFORMATION
31. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
33. INDEX TO THE FINANCIAL STATEMENTS

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS

Until ____________, 201_ (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “BATTLERS CORP.” REFERS TO BATTLERS CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

Battlers Corp.

We are a newly organized company and intend to commence operations in the video production area. The videos can be presented in advertising, marketing, developing and presenting projects. We are offering full service in the area and are able to satisfy our future clients. Our sole officer and director has the experience and needed skills for such work and we believe it is the main tool of our business development in this area. He worked as a technical engineer for a video production company and got the needed skills for the current business of Battlers Corp. He was in charge of the video production projects and postproduction service for the clients and was in direct connection with them. Mr. Feodosiadi’s only occupation at the moment is managing the business processes of Battlers Corp.

Battlers Corp. was incorporated in Nevada on February 3, 2016. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $20,000 for the next twelve month as described in our Plan of Operations. Our sole officer and director, Stepan Feodosiadi has verbally agreed to loan the needed amount for the Company on demand for the registration and production process. There is no assurance that we will generate any revenue in the first twelve months after completion of our offering or ever generate any revenue.

As of the date of this filing our cash balance is $6,364 and our approximate monthly “burn rate” is around $3,500. We believe that this amount will allow us to pay our obligations and purchase needed equipment, if required for our business operations for at least two month.

Being a newly organized company, we have very limited operating history. As of September 30, 2016 we have developed our business plan for a period of twelve months, registered the domain name for our website and filled it with initial information about the Company, signed lease agreement for a period of one year with the option of extension and the Company is in negotiations of signing a sales service contract. In accordance to our Plan of Operations if we are unable to raise a minimum funding of $20,000 required for conducting our business over the next twelve months, our business will be harmed. After the twelve-month period we may need additional financing to continue our operations. The Company’s registration office is located at No.1 Street, Sophora Court, 1/27, Larnaka, Cyprus, 6021. Our management believes that video production business has more opportunities and more the production area is more extensive in Greece, because of that reason we decided to start our operations there. Our phone number is 302111983153.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception (February 3, 2016) through September 30, 2016, report limited revenues and a retained deficit of $1,471. Our independent registered public accounting firm has issued an audit opinion for Battlers Corp., which includes a statement expressing a substantial doubt as to our ability to continue as a going concern.

To date, we have formed the Company, developed our business plan, set up our web site, and we have purchased needed equipment, signed a lease agreement for a period of one year with the option of extension and the Company is in negotiations of signing a sales service contract. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have hard assets and real business operations.

We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company or an unidentified company or companies, or other entity or person.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The Company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success. Our sole officer and director, Stepan Feodosiadi will be devoting approximately twenty hours a week to our operations, because we do not need to devote more time at the current stage of our business. As far as we will increase the number of customers, our sole officer and director will devote more time on Battlers Corp. As a result, our operations may be sporadic and occur at times, which are convenient to our sole officer and director Stepan Feodosiadi.

THE OFFERING

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	Battlers Corp.
Securities Being Offered: Shares outstanding prior to offering: Shares outstanding after (assuming all the shares are sold) offering:	4,000,000 shares of common stock. On July 5, 2016 there were 4,000,000 shares purchased. 8,000,000 shares.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds from selling 100% of shares:

Gross Proceeds from selling 75% of shares:

Gross Proceeds from selling 50% of shares:

Gross Proceeds from selling 25% of shares:

Gross Proceeds from selling 10% of shares:

$80,000 $60,000 $40,000 $20,000 $8,000 Further more, if the Company does not sell any shares from this offering, it will not receive gross proceeds accordingly.
Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Stepan Feodosiadi.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from February 3, 2016 (Inception) to June 30, 2016 and unaudited financial statements as of September 30, 2016 as following:

June 30, 2016
Financial Summary	($)
(Audited)
Cash and cash equivalents	1,989
Total Assets	1,989
Total Liabilities	2,662
Total Stockholder’s Deficit	673
Accumulated From February 3, 2016 (Inception) to June 30, 2016
Statement of Operations	($)
(Audited)
Total Expenses	673
Net Loss for the Period	(673)

Unaudited financial statements as of September 30, 2016:

September 30, 2016
Financial Summary	($)
(Unaudited)
Cash and cash equivalents	1,279
Total Assets	7,169
Total Liabilities	4,640
Total Stockholder’s Deficit	1,471
Three months ended September 30, 2016
Statement of Operations	($)
(Unaudited)
Revenues	4,454
Total Expenses	5,252
Net Loss for the Period	(798)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED A SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $1,471 for the period from our inception on February 3, 2016 (Inception) to September 30, 2016 and have limited revenues of $4,454 as of this date and have received an advance payment of $7,383 from our third customer Nti Teils Monoprosopi Epe - Markellou D. Maria the contract with whom is filed as an exhibit to this registration statement. Our future is dependent upon our ability to obtain financing and upon future profitable operations in video production. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise a substantial doubt that we will be able to continue as a going concern. Heaton & Company, PLLC, our independent registered public accounting firm, has expressed a substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. In case if our sole officer and director Stepan Feodosiadi is not able to loan to the Company the needed amount of funds, and in case the Company is not generating the sufficient amount of $20,000 from selling its service, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Battlers Corp. is suitable.

WE ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in video production. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of September 30, 2016, we had cash in the amount of $1,279 and liabilities of $4,640. As of this date, we have limited income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE ARE A NEWLY ORGANIZED COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on February 3, 2016 and to date have been involved primarily in organization activities. We have commenced limited business operations such as formed the Company, developed our business plan, set up our web site, and have purchased firstly needed equipment. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any substantial revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely be harmed.

We require minimum funding of approximately $20,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Stepan Feodosiadi, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Stepan Feodosiadi has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our work area is extensive. There are many different concepts of video production in Greece and our services are not unique to their services. Even though the industry is fragmented, it has a number of well-established companies, such as Expose Prod Video Production, Production Service Network, XYZ Productions and others, which are profitable and have developed a brand name. Marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT A SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OPERATIONS OR OUR BUSINESS WILL BE HARMED.

Due to the fact we are small and do not have much capital, we have limited marketing activities and may not be able to make our service known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend operations.

DIFFERENT OPINIONS ABOUT VIDEO STRUCTURE

Because our service depends on the personality of the customer and the opinion about different video and design aspects can be different, our time frames of video production can be postponed and our customer would not recommend us to others. In this case we will not look attractive to the potential customers and our video production service can be harmed.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN A SUBSTANTIAL PART OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Stepan Feodosiadi, our sole officer and director, will own a substantial part of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Feodosiadi may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR STEPAN FEODOSIADI HAS OTHER INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH COULD AFFECT REVENUE.

Stepan Feodosiadi, our sole officer and director will devote approximately twenty hours per week providing management services to the Company. While he presently possesses adequate time to attend to our interest, it is possible that the demands on his time from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. Other interests of Mr. Feodosiadi are mostly based on his personal life, family and relatives, where he has obligations and responsibilities. In this case the Company’s business development could be negatively impacted.

BECAUSE THE COMPANY’S HEADQUARTERS AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officer and director is a non-U.S. resident also our headquarters together with assets are located outside the United States. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws.  Since all our assets will be located outside U.S. it may be difficult for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may be enforceable in the United States.

If Stepan FeODOSIADI, our PRESIDENT and director resigns or dies, we WILL not have a chief executive officer WHICH could result in our operations BEING SUSPENDED. If that should occur, you could lose your investment.

We extremely depend on the services of our president and director, Stepan Feodosiadi, for the future success of our business. The loss of the services of Mr. Feodosiadi could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

HAVING ONLY ONE DIRECTOR LIMITS OUR ABILITY TO ESTABLISH EFFECTIVE INDEPENDENT CORPORATE GOVERNANCE PROCEDURES AND INCREASES THE CONTROL OF OUR PRESIDENT OVER OPERATIONS AND BUSINESS DECISIONS.

We have only one director, who is our principal executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•                     Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•                     Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•                     Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•                     Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and-“say-on-frequency;” and

•                     Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have hard assets and real business operations.

RISKS ASSOCIATED WITH THIS OFFERING

SINCE THERE IS NO MINIMUM FOR OUR OFFERING, IF ONLY A FEW PERSONS PURCHASE SHARES THEY WILL LOSE THEIR MONEY IMMEDIATELY WITHOUT US BEING EVEN ABLE TO DEVELOP A MARKET FOR OUR SHARES.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

YOU MAY NOT REVOKE YOUR SUBSCRIPTION AGREEMENT ONCE IT IS ACCEPTED BY THE COMPANY OR RECEIVE A REFUND OF ANY FUNDS ADVANCED IN CONNECTION WITH YOUR ACCEPTED SUBSCRIPTION AGREEMENT AND AS A RESULT, YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT IN OUR COMMON STOCK.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company's use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

OUR PRESIDENT, STEPAN FEODOSIADI DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Stepan Feodosiadi does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on February 3, 2016 and has only a limited operating history and limited revenues, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least 25% of the shares and we receive the proceeds in the amount of $20,000 from this offering and the Company will proceed with plan in accordance to our Plan of Operation section.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK IN THE FUTURE WILL RESULT IN DILUTION TO PURCHASERS OF SECURITIES IN THIS OFFERING.

We are a newly organized company and have generated no revenue to date. Long-term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have plans for expansion, and we have not decided yet on the scale of our development and expansion and on the exact amount of funding needed for our long-term financing. Our most likely sources of additional capital will be through the sale of additional shares of common stock and through selling our service of video production. The stock issuances will cause interests of purchasers of securities in this offering to be diluted. Such dilution will negatively affect the value of investors’ shares.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over the Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Battlers Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Stepan Feodosiadi, our sole officer and director, who has verbally agreed to loan the company funds, in the amount of $20,000, to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate on going changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses. In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

UNITED STATES STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward- looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated.

Items Description	25% are sold	50% are sold	75% are sold	100% are sold
	Fee	Fee	Fee	Fee
Gross proceeds	$20,000	$40,000	$60,000	$80,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$12,000	$32,000	$52,000	$72,000
Establishing an office	$500	$2,300	$5,500	$8,500
Sales employee salary	$-	$2,400	$3,600	$4,800
Equipment	$1,500	$5,200	$12,200	$15,200
Software	$400	$1,300	$3,000	$4,500
Marketing and advertising	$1,000	$3,860	$6,000	$8,000
SEC reporting and compliance	$8,000	$8,000	$8,000	$8,000
Workers	$-	$3,600	$5,400	$10,800
Lease expenses	$-	$3,840	$4,800	$7,200
Miscellaneous expenses	$600	$1,500	$3,500	$5,000

The above figures represent only estimated costs. If necessary, Stepan Feodosiadi, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stock becomes eligible for trading on the Over-the-Counter Bulletin Board. Mr. Feodosiadi will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Stepan Feodosiadi. Mr. Feodosiadi will be repaid from revenues of operations if and when we generate additional revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

We have determined the offering price of the shares arbitrarily. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of September 30, 2016 was $2,529 or approximately $0.0006 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2016.

The following table sets forth as of September 30, 2016, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Funding level	100%	75%	50%	25%
Proceeds	$80,000	$60,000	$40,000	$20,000
Shares outstanding	8,000,000	7,000,000	6,000,000	5,000,000
Offering price per share	$0.02	$0.02	$0.02	$0.02
Net tangible book value per share prior to offering	$0.0006	$0.0006	$0.0006	$0.0006
Pro forma net tangible book value per share after offering	$0.0093	$0.0078	$0.0058	$0.0029
Increase per Share attributable to Investors	$0.0087	$0.0072	$0.0052	$0.0023
Dilution to investors	$0.0113	$0.0128	$0.0148	$0.0177
Dilution as a percentage of offering price	56.5%	64%	74%	88.5%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•         Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•         Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•         Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•         Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•         Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our cash balance is $1,279 as of September 30, 2016. We have been utilizing and may utilize funds from Stepan Feodosiadi, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of September 30, 2016, Mr. Feodosiadi advanced us $4,640. Mr. Feodosiadi, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve months period, we require a minimum of $20,000 of funding from this offering.

Being a newly organized company, we have very limited operating history which includes developing our business plan, setting up our web site, and purchasing our firstly needed equipment. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. The Company’s registration office is located at No.1 Street, Sophora Court, 1/27, Larnaka, Cyprus, 6021. Our management believes that video production business has more opportunities and more the production area is more extensive in Greece, because of that reason we decided to start our operations there. Our phone number is 302111983153.

We are a newly organized company and have generated limited revenues to date. We have signed sales service contacts with Focus on Peristeri ES and Pocket MGZ. We have generated limited revenues of $4,454 as of September 30, 2016. The Company also has received an advance payment of $7,383 from our third customer Nti Teils Monoprosopi Epe - Markellou D. Maria. The contracts are filed as exhibits to this registration statement. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, hiring sales personnel and entering into agreements with new clients. We have not planned our expansion, and we have not decided yet on the scale of our development and expansion and on the exact amount of funding needed for our long-term financing.

Our independent registered public accountant has issued a going concern opinion. This means that there is a substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated only limited revenues to date.

To meet our needs for cash we are attempting to raise money from this offering and from selling our video production service. We believe that we will be able to raise enough money through this offering or through selling our service to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. We are in negotiations with one of our potential customers and we might sign a sales service contract with them, and we believe that we might get a production order from this customer in the near future.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We intend to commence operations in the video production business. Our business is making short videos for promotion and marketing needs. Our sole office and director is in charge for all of our activities. Our target market is advertising, marketing, business development and analytics companies and event agencies together with personal customers.  The Company has offered service in the range of the following: advertising videos, project development and presentation videos, family videos and all related to the above mentioned.

Our current cash balance will not be sufficient to fund our operations for the next twelve months, if we are unable to successfully raise money in this offering. However, if we sell half of the securities offered for sale by the Company and raise the gross proceeds of $40,000, this will satisfy cash requirements for twelve months and we will not be required to raise additional funds to meet operating expenses, but our growth plan of operations will be limited. If we sell more than half of the shares in this offering, we will utilize funds in accordance to our plan of estimated expanses. If we need more money we will have to revert to obtaining additional financing by way of a private debt or equity financing. We may also utilize funds from Stepan Feodosiadi, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Mr. Feodosiadi, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company.

We will not be conducting any product research or development. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is selling service of the video production.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our video production service. Our plan of operation following the completion is as follows:

Establish our Office

Time Frame: 1st - 2nd months. Material costs: $500-$8,500.

Upon completion of the offering we plan to set up an office in Athens, Greece, and acquire the necessary equipment. We plan to purchase office equipment such as telephone, office supplies and furniture. Our sole officer and director, Stepan Feodosiadi, is providing his own laptop for the office and will take care of our initial administrative duties. We believe that it will cost at least $500 to set up an office and obtain needed things to continue operations in the event of selling 25% of the shares and expenses for our equipment is going to be $1,500. The equipment includes purchasing a powerful computer needed for our video production and necessary related items.

If we sell 50% of the shares offered we would modernize our office. In this case, set up costs will be approximately $2,300 and our equipment costs will be $5,200. If we sell 75% of the shares offered our office set up fees would be $5,500 in connection with leasing bigger office space and our equipment will cost us $12,000. The Company is also planning to purchase a big screen TV for presenting the videos to our future customers. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday production together with a big screen TV, therefore the office set up costs will be approximately $8,500 and cost for the equipment approximately $15,200.

Develop Our Website

Time Frame: from 3rd month. No Material costs

During this period, we intend to begin developing our website. Our sole officer and director, Stepan Feodosiadi will be in charge of all website activities.  As of the date of this prospectus we have registered a domain name for our website www.battlerscorp.com and filled it with general information about the Company and the production process. Further more our director Stepan Feodosiadi is responsible for our website development and promotion. We do not have any agreements with our sole officer and director regarding website development activities. Updating and improving our website will continue throughout the lifetime of our operations.

Marketing

Time Frame: 2nd - 12th months. Material costs: $1,000-$8,000.

We intend to use marketing tools, such as web advertisements, direct mailing, and phone calls to acquire potential customers. Once we have completed our website and it is fully operational we will begin to market our website using the following online social media avenues: Facebook, Twitter, Google AdWords, Blogging.

We will develop our client base by focusing our marketing efforts on short video production. We also plan to attend trade shows in our industry such as marketing exhibition, exhibition of advertising and others to showcase our product with a view to find new customers. We intend to spend from $1,000 to $8,000 on marketing efforts during the first year, which will depend on the amount of sold shares. Marketing is an ongoing matter that will continue during the life of our operations.

If we do not raise less than $20,000 in this offering, we must limit our marketing activities and may not be able to make our service known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, our operations will be harmed.

Negotiations with potential customers

Time Frame: 1st -12th  months. No material costs.

We plan to put in our marketing plan and start negotiation with potential customers. We plan to enter the market in a way of offering our service to the potential customers such as advertising companies, marketing and related agencies, to the companies in development stage and single clients in our city location and might sign agreements with them. We will negotiate terms and conditions of collaboration. This activity will be ongoing throughout our operations. Even if we are able to obtain a sufficient number of customers and agreements with them in the end of the twelve months period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a sales and workers

Time Frame: 5th - 12th months. Material costs: $2,400-$4,800.

One person with special knowledge and skills can perform our offered service of short video production, so our sole director and officer can execute these operations by himself, but further in the event of selling all of the shares of this offering we are planning to hire additional workers to help our sole director and officer Stepan Feodosiadi in the Company’s operations. We believe that until this time we will have orders for our services and we will need additional staff to perform the work.

If we sell at least half of the shares in this offering, we intend to hire one salesperson with good knowledge and connections in our market area that will execute duties for two days a week and one additional worker with experience in the video production area. The salary of them in this case will be $2,400 and $3,600 accordingly. The salesperson’s responsibilities will be finding potential customers, introduce our service and negotiate with them regarding all related questions. The worker’s responsibilities will be to help our sole officer and director to perform the service of video production and related areas.  If we sell 75% shares in this offering we intend to hire sales persons for a half working day and a worker for a full working day. The sales person’s salary will be $3,600 and the worker’s will be $5,400. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations. In the event of selling all of the shares our sales person will work an entire working day and two workers with experience in the area for the same working time. For such work our future employee might have $4,800 and $10,800 of salary.

In summary, during 1st -2nd month we should establish our office and until 3rd month develop our website. After this point we should be ready to start more significant operations and start receiving orders and selling our service. During 2nd -12th month we will be developing our marketing campaign. Further we are planning to negotiate with the potential customers and hiring sales person and workers for our sole director and officer accordingly to the plan described above and in accordance with sold shares in this offering. Our other expenses include software maintenance and other funds, which we are going to spend on paying the Company’s bills and other related charges. The cost for such service will be from $600- $5,000 completion for miscellaneous expenses and from $400 to $4,500 for software maintenance. There is no assurance that we will generate any revenue in the first twelve months after completion our offering or ever generate any revenue.

Stepan Feodosiadi, our president and director will be devoting 75% of his time for planning and organizing activities for Battlers Corp. Once we expand operations, and are able to attract more and more customers to order our service, Mr. Feodosiadi has informally agreed to commit more time as required and hire an assistant in the future if needed.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Items Description	25% are sold	50% are sold	75% are sold	100% are sold
	Fee	Fee	Fee	Fee
Gross proceeds	$20,000	$40,000	$60,000	$80,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$12,000	$32,000	$52,000	$72,000
Establishing an office	$500	$2,300	$5,500	$8,500
Sales employee salary	$-	$2,400	$3,600	$4,800
Equipment	$1,500	$5,200	$12,200	$15,200
Software	$400	$1,300	$3,000	$4,500
Marketing and advertising	$1,000	$3,860	$6,000	$8,000
SEC reporting and compliance	$8,000	$8,000	$8,000	$8,000
Workers	$-	$3,600	$5,400	$10,800
Lease expenses	$-	$3,840	$4,800	$7,200
Miscellaneous expenses	$600	$1,500	$3,500	$5,000

The various offering amounts presented in the table above are for illustrative purposes only and the actual amount of proceeds raised, if any, may differ significantly.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated limited revenues to date. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

As of September 30, 2016

During the period we have formed the Company, developed our business plan, set up our web site, and we have purchased our printing machine and raw materials. As of September 30, 2016 the Company generated limited revenues in the amount of $4,454. Total expenses were $5,925. Our loss since inception is $1,471. We have not meaningfully commenced our proposed business operations.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2016, the Company had $1,279 cash and our liabilities were $4,640, comprising $4,640 owed to Stepan Feodosiadi, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Stepan Feodosiadi, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Stepan Feodosiadi has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within twelve months, we need a minimum of $20,000.

We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is a substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operation. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting entity.

Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering. Currently we do not have sufficient capital to fund our business development. Per the Use of Proceeds section, we are attempting to raise $80,000, from this Offering.  However, if we raise $60,000, we feel this is sufficient to develop the business for the next twelve months.  If we are only able to raise $20,000, from this offering, then we feel this will be sufficient for the next twelve months to cover professional fees and minimal business development.

DESCRIPTION OF BUSINESS

General information about the Company

Battlers Corp. was incorporated in February 3, 2016, in the state of Nevada, USA. The Company is located in Greece and is working in the field of short video production area. The key management of the Company is Stepan Feodosiadi, who is our sole office and director, President and treasurer. To the date of this Registration Statement our Sole officer and director has purchased 4,000,000 of the common stock dated July 5, 2016 of the Battlers Corp.

Business overview

Developing our company the management believes that marketing videos remains to be trendy for every area of advertising and keep being popular among developed and start-up companies. We believe that for the companies, having such a marketing tool on their websites and any promotions stages it is a step ahead of competitors in the same area of work. Stepan Feodosiadi, our sole office and director, believes that powerful video marketing is the most leading marketing tool that in this industry will have more success in the future perspective.

Marketing videos on the Internet or your website enables you to generate the engaging experience that you need in successful online marketing. When using online video marketing on your website, you are informing your website visitors that they are needed and important to you and that you will invest some time and effort to ensure that they have a thorough experience when showing up at your company website or any promotion activities of your company.

Video production industry overview

The management of the Company believes that promotional videos are one of the top forms of online mass communication that companies can benefit from utilizing. All businesses, small and large, are jumping on board to get their start with online.

Based on the experience of our sole officer and director in the video production area we can estimate the following steps for video production:

1.       Planning of the concept of the video

2.       Planning technical aspects to create the video

3.       Production stage

4.       Post-production, which means putting the video together through editing and fine-tuning the visuals and sound

Our company is engaged in every one of the above-mentioned steps, but mostly in post-production. We believe that this part of the whole video production process takes a lot of time and we are going to focus on it.

Target market

Battlers Corp. is planning to develop itself in the industry of video production. First of all we are oriented on companies, which are working in the marketing and advertising industry. The Company will offer them its service and will be negotiating to sign a long term agreement for future services. Stepan Feodosiadi, who is in charge of all of the Company’s processes, will perform such negotiations. He is planning to offer family greeting videos production for private individuals also.

One of our various target streams is preparation of business projects for the companies, for example start up project presentation, new project development introduction, and attracting investors’ presentation.

Necessary equipment and software

Our sole officer and director is providing his computers for the Company’s current needs. The Company owns a video editing software program, which allows us to log and transfer video onto a hard drive (internal or external), where it can be edited, processed, and output to a wide variety of formats.

The Company also has a big screen TV, which is placed in our offices for our future customers to review the videos made by us. The equipment of the Company was purchased in July 2016.

As of the date of this filing the Company has purchased the following equipment and materials for our business process: Photo camera PD453, Big screen TV, Final Cut Pro, Steadicam Steadimate 30 with Aero 30 Arm and Zephyr Vest, Sigma 18-35mm f/1,8 DC HSM, Nikkor 50mm f/1,8G and Nikkor 18-135mm f/3,5-5,6. We believe that with this equipment we became more competitive and attractive to our potential customers, as our postproduction service has became wider and the quality of video has been improved.

Webpage

Our website is created by our sole officer and director, Stepan Feodosiadi, who is on the current stage in charge of our marketing development. The webpage www.battlerscorp.com has already a few examples of our videos and has basic information about the Company. Further the Company is planning to make its website more known to potential customers by using Internet features of webpage promotions.

Marketing

We also anticipate using many of the social media technologies currently available to market our service of video production such as: Twitter, Facebook, Instagram, and Youtube. In addition we have some examples of our work on our webpage, which we believe will help us to market our service.

The Company is planning to attempt marketing exhibitions to get more known throughout our future customers and competitors. Marketing will be an ongoing process throughout all of our operation history.

Employees

We are a new, developing company and currently have only one employee, who is also our sole officer and director Stepan Feodosiadi.

Office facilities

Our management believes that video production business has more opportunities and more the production area is more extensive in Greece. Based of the prediction the Company has singed one-year term lease agreement for renting an office space, which is located at the following address: Delfon 2, Athens 106 80 Greece.

Competitors

Based on the fact that we are a start-up Company that has recently started our operations we assume we will have strong competition from well-developed companies in our area of work. We face strong competition from Expose Prod Video Production, Production Service Network, and XYZ Productions, which are all based in Greece and have developed their names in the industry.

Bankruptcy or Receivership or Similar Proceedings

None.

Legal Proceedings

Neither the Company nor any of its officers, directors or beneficial shareholders (greater than 10%) is involved in any litigation or legal proceedings involving the business of the Company.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to video production service and operation of any facility in any jurisdiction in which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business. We do not need to receive any government approvals necessary to conduct our business; however, we will have to comply with all applicable export and import regulations.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Stepan Feodosiadi, No.1 Street, Sophora Court, 1/27, Larnaka, Cyprus, 6021	25	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Stepan Feodosiadi has acted as our President, Treasurer, Secretary and Director since our incorporation on February 3, 2016. There was not any arrangement or understanding between Stepan Feodosiadi and any other person(s) pursuant to which he was selected as a director of the company. For the past five years Stepan Feodosiadi worked as a technical engineer in Larnaka, Cyprus for a video production company and got the needed skills for the current business of Battlers Corp. He was in charge of the video production projects and postproduction service and was in direct connection with clients, where he learned how to build the productive relationship with customers. We believe that these skills will help our sole officer and director run the Company’s business. Mr. Feodosiadi’s only occupation at the moment is managing the business processes of Battlers Corp. There was not any arrangement or understanding between Stepan Feodosiadi and any other person(s) pursuant to which he was selected as an officer of the company.

Stepan Feodosiadi owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Stepan Feodosiadi was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Stepan Feodosiadi intends to spend 75% of his time to planning and organizing activities of Battlers Corp., which means he will devote approximately 20 hours per week to the Company’s business.

During the past ten years, Stepan Feodosiadi has not been the subject to any of the following events:

1.     Any bankruptcy petition filed by or against any business of which Stepan Feodosiadi was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.     Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.     An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Feodosiadi involvement in any type of business, securities or banking activities.

4.     Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.     Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.     Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.     Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.     Any Federal or State securities or commodities law or regulation; or

ii.    Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.  Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.     Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Stepan Feodosiadi, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no existing relationships which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on February 3, 2016 until September 30, 2016:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Stepan Feodosiadi, President and Treasurer	February 3, 2016, until September 30, 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Stepan Feodosiadi currently devotes approximately 75% of his time to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of September 30, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Stepan Feodosiadi	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stepan Feodosiadi is our officer, director, control person and promoter and he shall receive no compensation for the placement of the offering. There is no any promoter(s) of the company other than Mr. Feodosiadi.

On July 5, 2016, we issued a total of 4,000,000 shares of restricted common stock to Stepan Feodosiadi in consideration of $4,000. Further, Stepan Feodosiadi has advanced funds to us. As of September 30, 2016, Stepan Feodosiadi advanced us $4,640. Mr. Feodosiadi will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Feodosiadi. Stepan Feodosiadi will be repaid from revenues of operations if and when we generate significant revenues to pay the obligation. There is no assurance that we will ever generate significant revenues from our operations. The obligation to Mr. Feodosiadi does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Feodosiadi or the repayment of the funds to Mr. Feodosiadi. We have a verbal agreement with our sole officer and director that, if necessary, he will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially from July 5, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Stepan Feodosiadi	4,000,000 shares of common stock (direct)		100%

				100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

On September 30, 2016, there were 4,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 4,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

We are not a “shell company” within the meaning of Rule 405, promulgated pursuant to the Securities Act, because we do have hard assets and real business operations.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who own 4,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Battlers Corp. has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 4,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The person offering the securities on your behalf may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

In connection with the Company’s selling efforts in the offering, Mr. Feodosiadi will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Stepan Feodosiadi is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Feodosiadi will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Stepan Feodosiadi is not, nor has he been within the past twelve months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Feodosiadi will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Stepan Feodosiadi will not participate in selling an offering of securities for any issuer more than once every twelve months other than in reliance on Exchange Act Rule 3a4-1(a) (4)(i) or (iii). Stepan Feodosiadi may solicit the investors through personal contact, by telephone or mail/email. He will identify those who might have an interest in purchasing shares among his personal friends and business associates. He will not use any supplemental materials in this regard.

Battlers Corp. will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that the market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 for up to 240 days from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Battlers Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We have no intention of inviting broker-dealer participation in this Offering. Battlers Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be $8,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement; and deliver a check or certified funds to us for acceptance or rejection. All checks for subscriptions must be made payable to “Battlers Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities - Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Battlers Corp. has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of September 30, 2016, there were 4,000,000 shares of our common stock issued and outstanding. Our sole officer and director, Stepan Feodosiadi owns 4,000,000 purchased on July 5, 2016.

Stepan Feodosiadi, our sole officer and director will offer our securities to his personal friends and family in Greece and Cyprus and relatives and friends in neighboring countries. We will not utilize advertising or make a general solicitation for our offering, but rather, Mr. Feodosiadi will personally and individually contact each investor. Mr. Feodosiadi has no experience in selling securities to investors. Mr. Feodosiadi will not purchase securities in this offering.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $80,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Battlers Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Heaton & Company, PLLC our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Heaton & Company, PLLC has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Law Offices of Hoffman & Weigel, PLLC has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Heaton & Company, PLLC.

The financial information presented is the audited financial statements for the period from Inception (February 3, 2016) to June 30, 2016 and unaudited financial statements for the three months ended September 30, 2016.

BATTLERS CORP.

FINANCIAL STATEMENTS

JUNE 30, 2016

BATTLERS CORP.

FROM FEBRUARY 3, 2016 (INCEPTION) TO JUNE 30, 2016

Heaton & Company, PLLC

Kristofer Heaton, CPA
William R. Denney, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of
Battlers Corp.

We have audited the accompanying balance sheet of Battlers Corp. (the Company) as of June 30, 2016, and the related statements of operations, changes in stockholders' deficit and cash flows for the period from February 3, 2016 (inception) through June 30, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Battlers Corp. as of June 30, 2016, and the results of its operations and its cash flows for the period from February 3, 2016 (inception) through June 30, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has negative working capital and has not generated revenues to cover operating expenses. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Heaton & Company, PLLC
Farmington, Utah
August 16, 2016

240 N. East Promontory
Suite 200
Farmington, Utah
84025
(T) 801.218.3523

heatoncpas.com

BATTLERS CORP.

Balance Sheet

AS OF JUNE 30, 2016

ASSETS	June 30, 2016
Current Assets
Cash and cash equivalents	$1,989
Total Current Assets	1,989

Total Assets	$1,989

LIABILITIES AND STOCKHOLDER’S DEFICIT
Liabilities
Current Liabilities

Loan from director	$2,662
Total Current Liabilities	2,662

Total Liabilities	2,662

Stockholder’s Deficit
Common stock, par value $0.001; 75,000,000 shares authorized, 0 shares issued and outstanding	-
Additional paid in capital	-
Retained deficit	(673)
Total Stockholder’s Deficit	(673)

Total Liabilities and Stockholder’s Deficit	$1,989

See accompanying notes, which are an integral part of these financial statements

BATTLERS CORP.

Statement of Operations

FROM FEBRUARY 3, 2016 (INCEPTION) TO JUNE 30, 2016

From February 3, 2016 (Inception) to June 30, 2016

REVENUES	$-
Cost of Goods Sold	-
Gross Profit	-

OPERATING EXPENSES
General and Administrative Expenses	673
TOTAL OPERATING EXPENSES	673

NET INCOME (LOSS) FROM OPERATIONS	673

PROVISION FOR INCOME TAXES	-

NET INCOME (LOSS)	$(673)

NET LOSS PER SHARE: BASIC AND DILUTED	$-

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	-

See accompanying notes, which are an integral part of these financial statements

BATTLERS CORP.

Statement of Changes in Stockholder’s Deficit

FROM FEBRUARY 3, 2016 (INCEPTION) TO JUNE 30, 2016

	Common Stock		Additional Paid-in	Retained Deficit	Total Stockholder’s
	Shares	Amount	Capital		Equity

Inception, February 3, 2016	-	$ -	$ -	$ -	$ -
Net loss for the period ended June 30, 2016	-	-	-	(673)	(673)

Balance, June 30, 2016	-	$ -	$ -	$ (673)	$ (673)

See accompanying notes, which are an integral part of these financial statements

BATTLERS CORP.

Statement of Cash Flows

FROM FEBRUARY 3, 2016 (INCEPTION) TO JUNE 30, 2016

From February 3, 2016 (Inception) to June 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (673)
Adjustments to reconcile net loss to net cash (used in) operating activities:
CASH FLOWS USED IN OPERATING ACTIVITIES	(673)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from director loan	2,662
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	2,662

NET INCREASE IN CASH	1,989

Cash, beginning of period	-

Cash, end of period	$ 1,989

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See accompanying notes, which are an integral part of these financial statements

BATTLERS CORP.

Notes to the financial statements

JUNE 30, 2016

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Battlers Corp. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada on February 3, 2016. Battlers Corp. is a startup company, which is going to produce videos, advertising shorts for TV and websites, wedding videos, family videos, vacation records reduction and business presentation records for marketing and other needs. The Company’s registration office is located at No.1 Street, Sophora Court, 1/27, Larnaka, Cyprus, 6021.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues from February 3, 2016 (inception) through June 30, 2016.  The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s yearend is June 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company had $1,989 of cash as of June 30, 2016.

BATTLERS CORP.

Notes to the financial statements

JUNE 30, 2016

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had $0 in inventory as of June 30, 2016.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using the straight-line balance method over the estimated useful life of the assets. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

BATTLERS CORP.

Notes to the financial statements

JUNE 30, 2016

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from February 3, 2016 (inception) to June 30, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the period from February 3, 2016 (inception) to June 30, 2016 were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Note 4 – LOAN FROM DIRECTOR

During the period from February 3, 2016 (Inception) to June 30, 2016, our sole director has loaned to the Company $2,662. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $2,662 as of June 30, 2016.

Note 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

There were no shares of common stock issued and outstanding as of June 30, 2016.

BATTLERS CORP.

Notes to the financial statements

JUNE 30, 2016

Note 6 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

As of June 30, 2016 the Company had net operating loss carry forwards of approximately $673 that may be available to reduce future years’ taxable income in varying amounts through 2036. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at June 30, 2016 was approximately $229. The net change in valuation allowance during the year ended June 30, 2016 was $229. In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of June 30, 2016.  All tax years since inception remains open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

From February 3, 2016 (Inception) to June 30, 2016
Non-current deferred tax assets:
Net operating loss carry forward	$(229)
Valuation allowance	$229
Net deferred tax assets	$-

Actual tax expense (benefit)	$-

BATTLERS CORP.

Notes to the financial statements

JUNE 30, 2016

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the year ended May 31, 2016 as follows:

From February 3, 2016 (Inception) to June 30, 2016
Computed "expected" tax expense (benefit)	$(229)
Change in valuation allowance	$229

                                                                                                                                                                                                -

Note 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to June 30, 2016 to the date these financial statements were issued. On July 5, 2016, we issued a total of 4,000,000 shares of restricted common stock to Stepan Feodosiadi in consideration of $4,000. It does not have any more material subsequent events to disclose in these financial statements.

BATTLERS CORP.

FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

BATTLERS CORP.

SEPTEMBER 30, 2016

Balance Sheet as of September 30, 2016 (Unaudited) and June 30, 2016	F-1
Statement of Operations for the three months ended September 30, 2016 (Unaudited)	F-2
Statement of Cash Flows for the three months ended September 30, 2016 (Unaudited)	F-3
Notes to the Unaudited Financial Statements	F-4 - F-8

BATTLERS CORP.

Balance Sheet

AS OF SEPTEMBER 30, 2016

ASSETS	September 30, 2016 (Unaudited)	June 30, 2016
Current Assets
Cash and cash equivalents Prepaid rent	$1,279 460	$ 1,989 -
Total Current Assets	1,739	1,989

Fixed Assets
Equipment, net	$5,430	-
Total Fixed Assets	5,430	-

Total Assets	$7,169	$ 1,989

LIABILITIES AND STOCKHOLDER’S DEFICIT
Liabilities
Current Liabilities

Loan from director	$4,640	2,662
Total Current Liabilities	4,640	2,662

Total Liabilities	4,640	2,662

Stockholder’s Deficit
Common stock, par value $0.001; 75,000,000 shares authorized, 4,000,000 shares issued and outstanding	4,000	-
Additional paid in capital	-	-
Retained deficit	(1,471)	(673)
Total Stockholder’s Deficit	2,529	(673)

Total Liabilities and Stockholder’s Deficit	$7,169	1,989

See accompanying notes, which are an integral part of these financial statements

F-1

BATTLERS CORP.

Statement of Operations

THREE MONTHS ENDED SEPTEMBER 30, 2016

(Unaudited)

Three months ended September 30, 2016

REVENUES	$4,454
Gross Profit	4,454

OPERATING EXPENSES
General and Administrative Expenses	5,252
TOTAL OPERATING EXPENSES	5,252

NET INCOME (LOSS) FROM OPERATIONS	(798)

PROVISION FOR INCOME TAXES	-

NET INCOME (LOSS)	$(798)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,782,609

See accompanying notes, which are an integral part of these financial statements

F-2

BATTLERS CORP.

Statement of Cash Flows

THREE MONTHS ENDED SEPTEMBER 30, 2016

 (Unaudited)

Three months ended September 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (798)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Prepaid rent	(460)
Depreciation	138
CASH FLOWS USED IN OPERATING ACTIVITIES	(1,120)

CASH FLOWS FROM INVESTING ACTIVITIES
Equipment	(5,568)
CASH FLOWS USED BY INVESTING ACTIVITIES	(5,568)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from director loan	1,978 4,000
Proceeds from sale of common stock
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	5,978

NET DECREASE IN CASH	(710)

Cash, beginning of period	1,989

Cash, end of period	$ 1,279

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

See accompanying notes, which are an integral part of these financial statements

F-3

BATTLERS CORP.

Notes to the financial statements

SEPTEMBER 30, 2016

(Unaudited)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Battlers Corp. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada on February 3, 2016. Battlers Corp. is a startup company, which is going to produce videos, advertising shorts for TV and websites, wedding videos, family videos, vacation records reduction and business presentation records for marketing and other needs. The Company’s registration office is located at No.1 Street, Sophora Court, 1/27, Larnaka, Cyprus, 6021.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had limited revenues as of September 30, 2016.  The Company currently has negative working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The interim financial statements are condensed and should be read in conjunction with the Company’s latest annual financial statements. Interim disclosures generally do not repeat those in the annual statements. The Company’s yearend is June 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-4

BATTLERS CORP.

Notes to the financial statements

SEPTEMBER 30, 2016

(Unaudited)

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company had $1,279 of cash as of September 30, 2016.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using the straight-line balance method over the estimated useful life of the assets. We estimate that the useful life of Photo camera and Big screen TV and professional equipment is 5 years and software program is 2 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

F-5

BATTLERS CORP.

Notes to the financial statements

SEPTEMBER 30, 2016

(Unaudited)

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of September 30, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of September 30, 2016 there were no differences between our comprehensive loss and net loss.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Note 4 – FIXED ASSETS

Equipment
Cost
As at June 30, 2016	$-
Additions	5,568
Disposals	-
As at September 30, 2016	$5,568

Depreciation
As at June 30, 2016	-
Change for the period	(138)
As at September 30, 2016	$(138)

Net book value	$5,430

F-6

BATTLERS CORP.

Notes to the financial statements

SEPTEMBER 30, 2016

(Unaudited)

Note 5 – LOAN FROM DIRECTOR

For the three months ended September 30, 2016, our sole director has loaned to the Company $1,978. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $4,640 and $2,662 as of September 30, 2016 and June 30, 2016, respectively.

Note 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On July 5, 2016 the Company issued 4,000,000 shares of common stock to a director for cash proceeds of $4,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of September 30, 2016.

Note 7 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

As of September 30, 2016 the Company had net operating loss carry forwards of approximately $1,471 that may be available to reduce future years’ taxable income in varying amounts through 2036. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at September 30, 2016 was approximately $500. The net change in valuation allowance during the three months ended September 30, 2016 was $271. In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

F-7

BATTLERS CORP.

Notes to the financial statements

SEPTEMBER 30, 2016

(Unaudited)

Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of September 30, 2016.  All tax years since inception remains open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

	As of September 30, 2016	As of June 30, 2016
Non-current deferred tax assets:
Net operating loss carry forward	$(500)	(229)
Valuation allowance	$500	229
Net deferred tax assets	$-	-
Actual tax expense (benefit)	$-	-

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the year ended September 31, 2016 as follows:

	As of September 30, 2016	As of June 30, 2016
Computed "expected" tax expense (benefit)	$(271)	(229)
Change in valuation allowance	$271	229

                                                                                                                                    -                                   -

Note 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to September 30, 2016 to the date these financial statements were issued and has determined that it does not have any more material subsequent events to disclose in these financial statements.

F-8

PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

BATTLERS CORP.

Dealer Prospectus Delivery Obligation Until

_________________________ ______, 2016, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$8.07
Auditors Fees and Expenses	$4,500.00
Legal Fees and Expenses	$1,500.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,008.07

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICER

Battlers Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards to each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Battlers Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Stepan Feodosiadi	July 5, 2016	4,000,000	$4,000

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion of Law Offices of Hoffman & Weigel, PLLC
10.1* 10.2* 10.3 10.4	Verbal Agreement Lease Agreement Sale Agreement with Focus on Peristeri ES Sale Agreement with Pocket MGZ
23.1 23.2* 99.1*	Consent of Heaton & Company, PLLC Consent of Law Offices of Hoffman & Weigel, PLLC (Contained in exhibit 5.1) Form of Subscription

*- Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 100(b) (§230.100(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 100(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first  use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 100; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Athens, Greece on October 20, 2016.

Battlers Corp.

By:	/s/	Stepan Feodosiadi
	Name:	Stepan Feodosiadi
	Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Signature	Title	Date

/s/ Stepan Feodosiadi	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	October 20, 2016